Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of October 15, 2021.

DC RAINIER SPV LLC
By: Dominion Capital LLC, its Manager
By: Dominion Capital Holdings LLC, its Manager

By: /s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Managing Member

By: /s/ Gennadiy Gurevich
Name: Gennadiy Gurevich
Title: Managing Member

DOMINION CAPITAL LLC
By: Dominion Capital Holdings LLC, its Manager

By: /s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Managing Member

By: /s/ Gennadiy Gurevich
Name: Gennadiy Gurevich
Title: Managing Member

DOMINION CAPITAL HOLDINGS LLC
By: Dominion Capital Holdings LLC, its Manager

By: /s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Managing Member

By: /s/ Gennadiy Gurevich
Name: Gennadiy Gurevich
Title: Managing Member

By: /s/ Mikhail Gurevich
Name: Mikhail Gurevich

By: /s/ Gennadiy Gurevich
Name: Gennadiy Gurevich